Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Middlefield Banc Corp. on Form S-8 of our report dated January 16, 2004 appearing in the Annual Report on Form 10K of Middlefield Banc Corp. for the year ended December 31, 2003.

/s/ S.R.Snodgrass, A.C.

S.R. Snodgrass, A.C.

Wexford, Pennsylvania
March 26, 2004